Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005

[Select Portfolio Servicing, inc. logo]



Agreement:
Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Select Portfolio Servicing, Inc., Servicer and
U.S. Bank National Association, Trustee - Pooling And Servicing Agreement - CSFB Home Equity Pass -Through Certificates, Series 2005-AGE 1 Trust, CSFB Home Equity Pass-Through Certificates, Series 2005-AGE1



Dated:
4/1/2005


ANNUAL STATEMENT AS TO COMPLIANCE


In accordance with the applicable section in each of the Pooling and Servicing Agreements specified

i.	a review of the activities of the Servicer during the year ended
December 31, 2005 and of performance under this Agreement has been made under such officers' supervision; and
ii.	to the best of such officers' knowledge, based on such review, the
Servicer has fulfilled all of its obligations under this Agreement throughout such year.



February 21, 2006

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
Select Portfolio Servicing, Inc.